                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--48 (California, Connecticut, Massachusetts and Virginia Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-50247 of our opinion dated November 18, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 18, 1996